Exhibit 10.1

LEASE

by and between

BMR-217TH PLACE LLC,

a Delaware limited liability company

and

JUNO THERAPEUTICS, INC.,

a Delaware corporation

Table of Contents

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	4

4.	Possession and Commencement Date	5

5.	Condition of Building	6

6.	Rent	6

7.	Rent Adjustments	7

8.	Taxes	7

9.	Property Management Fee	8

10.	Security Deposit	9

11.	Use	11

12.	Rules and Regulations, CC&Rs and Parking Facilities	13

13.	Control by Landlord	15

14.	Quiet Enjoyment	16

15.	Utilities and Services	16

16.	Alterations	19

17.	Repairs and Maintenance	21

19.	Estoppel Certificate	24

20.	Hazardous Materials	24

21.	Odors and Exhaust	27

22.	Insurance; Waiver of Subrogation	28

23.	Damage or Destruction	31

24.	Eminent Domain	33

25.	Surrender	34

26.	Holding Over	35

27.	Indemnification and Exculpation	36

28.	Assignment or Subletting	37

29.	Subordination and Attornment	41

30.	Defaults and Remedies	42

31.	Bankruptcy	47

32.	Brokers	47

33.	Definition of Landlord	48

- i -

34.	Limitation of Liability	48

35.	Joint and Several Obligations	49

36.	Representations	49

37.	Confidentiality	49

38.	Notices	50

39.	Miscellaneous	50

40.	Options to Extend Term	53

41.	Right of First Offer to Purchase	54

- ii -

LEASE

THIS LEASE (this “Lease”) is entered into effective as of this 2nd day of February, 2015 (the “Execution Date”), by and between BMR-217th PLACE LLC, a Delaware limited liability company (“Landlord”), and JUNO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property legally described on Exhibit A attached hereto and incorporated herein (the “Property”) and the improvements on the Property located at 1522 217th Place, Bothell, Washington 98021, including the building located thereon (the “Building” and, together with the Property, the “Project”). A site plan showing the Project is attached to this Lease as Exhibit A-1 (the “Project Site Plan”).

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as defined below), pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises.

1.1 Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Building, including without limitation the rooftop thereof (the “Premises”). Landlord further hereby grants Tenant a non-exclusive, non-revocable, license to access and use the “Common Areas” (defined below) in common with Landlord and any future tenants of any future building constructed on the Property, during the Term of this Lease, as extended, if applicable. Tenant’s use of the Premises and Project shall be for the Permitted Use (as defined below) and subject to the terms of this Lease. All areas of the Project outside of the Building, including, without limitation, the landscaping areas, parking facilities, private drives and other improvements and appurtenances related thereto are referred to in this Lease as “Common Areas”. The Common Areas do not include the portion of the Property labeled as the Undeveloped Land on the Project Site Plan but will include any landscaping areas, private drives and other improvements and appurtenances constructed in the future on the Undeveloped Land which are for the common use of the tenants of the Project. Subject to Section 12.4 below, Tenant shall have the exclusive right to use the parking facilities currently located on the Property and shown on Project Site Plan (excluding the private drives) (the “Parking Facilities”) for parking for the Tenant Parties, and Tenant shall not have any right to use any future parking facilities constructed in the Undeveloped Land for parking purposes. Tenant’s rights with respect to the Common Areas shall include the non-exclusive right to use the private drives for ingress and egress to the Parking Facilities and the Premises.

1.2 This Lease is subject to and contingent upon Landlord’s entering into an agreement for the early termination (the “OncoGenex Lease Termination Agreement”) of that certain Lease dated as of November 1, 2006 between Landlord and OncoGenex Pharmaceuticals, Inc., a Delaware corporation (“OncoGenex”), as amended, for the Premises, on terms and conditions acceptable to Landlord. If the contingency set forth in the immediately preceding sentence has not been satisfied on or before the date that is thirty (30) days after the Execution Date, then this Lease shall terminate and be of no further force and effect unless, prior to such date, Landlord has given Tenant written notice (the “OncoGenex Notice”) that such contingency has been satisfied or that Landlord has otherwise waived such contingency.

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. “Rentable Area” of the Premises: Landlord and Tenant agree the Rentable Area of the Premises is 67,799 square feet, subject to the Space Pocket provisions of Section 2.3 of this Lease.

2.3. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below), subject to adjustment under Article 7 of this Lease:

Dates	Square Feet of Rentable Area		Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date – Expiration of Year 1 of Term	67,799	*	$21.00 annually	$118,648.25	$1,423,779.00

*	Notwithstanding the foregoing chart, during the first two (2) years of the Term (as defined below), so long as Tenant occupies no more than 55,000 square feet of Rentable Area in the Premises and does not use the remaining portion of the Premises (the “Space Pocket”) for any purpose whatsoever, including storage (in each case as reasonably determined by Landlord), then solely for the purposes of calculating Monthly Base Rent and Annual Base Rent, the Rentable Area of the Premises shall be deemed to be 50,000 square feet, provided, however, that during the first two (2) years of the Term, if and when Tenant occupies or uses any portion of the Space Pocket for any purpose whatsoever, including storage (in each case as reasonably determined by Landlord), then solely for the purposes of calculating Monthly Base Rent and Annual Base Rent, the Rentable Area of the Premises shall be deemed to be the sum of 50,000 square feet, plus the portion of the Space Pocket so occupied or used by Tenant (in 1,000 square foot increments). The immediately preceding sentence shall cease to apply upon the second anniversary of the Term Commencement Date and from and after such date, for the purposes of calculating Monthly Base Rent and Annual Base Rent, the Rentable Area of the Premises shall be deemed to be 67,799 square feet.

2.4. Security Deposit: $355,944.75.

2.5. Permitted Use: Office, manufacturing and/or laboratory use, all in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises or any portion thereof, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.6. Address for Rent Payment:

BMR-217th Place LLC

Attention Entity 885

P.O. Box 511415

Los Angeles, California 90051-7970

2.7. Address for Notices to Landlord:

BMR-217th Place LLC

c/o BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Vice President, Real Estate Legal

2.8. Address for Notices to Tenant:

Juno Therapeutics, Inc.

307 Westlake Avenue N., Suite 300

Seattle, WA 98109-5219

Attention: Dir. of Eng. and Capital Projects

And to

Juno Therapeutics, Inc.

307 Westlake Avenue N., Suite 300

Seattle, WA 98109-5219

Attention: General Counsel

2.9. Address for Invoices to Tenant:

Juno Therapeutics, Inc.

307 Westlake Avenue N., Suite 300

Seattle, WA 98109-5219

Attention: Accounts Payable

2.10. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Legal Description of Property
Exhibit A-1	Project Site Plan
Exhibit B	Work Letter
Exhibit B-1	Tenant Work Insurance Schedule
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Form of Letter of Credit
Exhibit E	Rules and Regulations
Exhibit F	Intentionally Deleted
Exhibit G	Form of Estoppel Certificate
Exhibit H	Additional Sale Terms
Exhibit I	Form of Memorandum of Lease
Exhibit J	Form of Notice of Lease Termination

3. Term; Early Termination Option.

3.1 The actual term of this Lease (as the same may be extended pursuant to Article 40 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date that is one hundred twenty (120) months after the actual Term Commencement Date (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein.

3.2 Tenant shall have the one-time right to terminate this Lease (“Early Termination Option”), such termination to be effective as of a date that is after the expiration of the twenty-fourth (24th) month of the Term and as of or before the expiration of the eighty-fourth (84th) month of the Term, as designated by Tenant (the “Early Termination Date”), subject to Tenant’s timely satisfaction of the following terms and conditions: (a) Tenant shall deliver written notice to Landlord of Tenant’s election to exercise the Early Termination Option (the “Early Termination Notice”) not less than twelve (12) months prior to Tenant’s desired Early Termination Date (the “Early Termination Deadline”), time being of the essence; and (b) Tenant shall pay Landlord, concurrently with the delivery of Tenant’s Early Termination Notice and in any event no later than the Early Termination Deadline, time being of the essence, an early termination fee equal to the sum of (i) an amount equal to Annual Base Rent for two (2) years, at the rental rate in effect as of the Early Termination Date, plus (ii) any unamortized leasing commissions paid by Landlord to any Broker (as defined below) for the initial Term of this Lease (the “Early Termination Fee”). The period of time within which Tenant may exercise the Early Termination Option and pay the Early Termination Fee shall not be extended or enlarged for any reason whatsoever, including, without limitation, Force Majeure. Tenant assumes full responsibility for maintaining a record of the deadline to exercise the Early Termination Option and pay the Early Termination Fee. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Early Termination Option and/or payment of the Early Termination Fee after the Early Termination Deadline. In the event that the Early Termination Option is effectively exercised by Tenant, the Early Termination Fee shall be deemed Rent due and payable hereunder to Landlord, in immediately available funds, no later than the Early

Termination Deadline. Tenant’s failure to pay the Early Termination Fee to Landlord on or before the Early Termination Deadline shall render Tenant’s Early Termination Notice null and void, in which event this Lease shall remain in full force and effect as if Tenant’s Early Termination Notice had not been given, and without liability of either party to the other as a result of such cancellation of the Early Termination Option. In the event that Tenant timely exercises the Early Termination Option and pays the Early Termination Fee in accordance with the provisions of this Section 3.2, then all Rent payable under this Lease shall be paid through and apportioned as of the Early Termination Date, the Term of this Lease shall terminate as of the Early Termination Date, and Landlord and Tenant shall have no further obligations accruing under this Lease after the Early Termination Date, except with respect to those provisions which expressly survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, if Tenant exercises the Early Termination Option because it has signed a lease to relocate to another property owned by Landlord or an affiliate of Landlord, Landlord will waive the payment of the Early Termination Fee.

4. Possession and Commencement Date.

4.1. Landlord will deliver possession of the Premises to Tenant one (1) Business Day after OncoGenex has vacated and surrendered possession of the Premises to Landlord and OncoGenex’s lease of the Premises has terminated in accordance with the OncoGenex Lease Termination Agreement. Landlord will use commercially reasonable and diligent efforts to cause OncoGenex to vacate and surrender possession of the Premises to Landlord within thirty (30) days after Landlord has provided the OncoGenex Notice to Tenant. If Landlord has not delivered possession of the Premises to Tenant within seventy five (75) days after Landlord has provided the OncoGenex Notice to Tenant, Tenant at its option may elect to terminate this Lease by giving Landlord written notice of such election, which notice may be given at any time after the end of the foregoing 75-day period, and this Lease shall terminate thirty (30) days after such notice is given to Landlord unless Landlord delivers possession of the Premises to Tenant within thirty (30) days after Landlord receives the termination notice from Tenant. If this Lease is terminated pursuant to the preceding sentence, the Security Deposit will be returned to Tenant. The “Term Commencement Date” shall be the date that Landlord actually delivers possession of the Premises to Tenant. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.2. Tenant shall cause any tenant improvements in the Premises desired by Tenant (the “Tenant Improvements”) to be constructed pursuant to the Work Letter attached hereto as Exhibit B (the “Work Letter”) at Tenant’s sole cost and expense.

4.3. Promptly upon Substantial Completion of the Tenant Improvements, Tenant shall deliver to Landlord (a) a certificate of occupancy for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor. The term “Substantially Complete” or “Substantial Completion” means that the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter).

4.4. Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 22 and Exhibit B-1 of the Work Letter are in effect, and such entry shall be subject to all the terms and conditions of this Lease.

4.5. Landlord and Tenant shall mutually agree upon the selection of the architect, engineer, general contractor and major subcontractors for the Tenant Improvements, provided, however, the following contractors are pre-approved by Landlord: BNBuilders, GLY Construction, Lease Crutcher Lewis, Sellen Construction, Skanska USA, and Turner Construction; and the following architectural and engineering firms are pre-approved by Landlord: Affiliated Engineers Inc. (AEI), DCI Engineers, Harris Group, Rushing, and SABArchitects.

5. Condition of Building. Landlord shall deliver the Premises to Tenant broom clean, free of waste or debris. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or with respect to the suitability of the Premises for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date and (b) other than as set forth in the first sentence of this Article 5, Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises were at such time broom clean, free of waste or debris, and otherwise in good, sanitary and satisfactory condition and repair.

6. Rent.

6.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the date that is thirty (30) days after the Term Commencement Date (the “Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 7 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 7 hereof, each in advance on the first day of each and every calendar month during the Term.

6.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) amounts related to Insurance Costs and Taxes (each as defined below), (b) the Property Management Fee (as defined below) (c) the Reimbursable Maintenance Costs (as defined below), and (d) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

6.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. At the request of Tenant, Landlord, at no cost to Landlord, shall accept payment of Rent electronically via ACH so long as Tenant executes such documents as are reasonably necessary for Landlord to accept payment from Tenant via ACH. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

6.4. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

7. Rent Adjustments. Base Rent shall be subject to an annual upward adjustment of two and one-half percent (2.5%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect.

8. Taxes.

8.1. Commencing on the Term Commencement Date and continuing for each calendar year or, at Landlord’s option, tax year (each such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses Taxes), for the balance of the Term Tenant shall pay to Landlord the amount of all Taxes levied and assessed for any such year upon the Premises or the Project or any portion thereof. “Taxes” means all government impositions, including property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Project, the Premises or any portion thereof) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space at the Project or the Premises; taxes based on the square footage of the Premises or the Project or any portion thereof, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises or the Project or any portion thereof; any fee for a business license to operate an office building;

and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Taxes shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant. Landlord shall not voluntarily consent to any increased Taxes during the Term of this Lease without the prior written consent of Tenant, which may be withheld in Tenant’s sole discretion. The failure of Landlord to object to or appeal an increase in Taxes by the taxing authority shall not constitute “voluntary consent” to any increased Taxes. Landlord or Tenant may commence a Tax challenge/appeal with the prior written consent of the other, not to be unreasonably withheld (an “Appeal”). If Landlord elects to construct a building on the Undeveloped Land, then Landlord will use commercially reasonable efforts to subdivide the Property so that the Undeveloped Land is a separate tax parcel or parcels. If Landlord is able to so subdivide the Property, thereafter Tenant shall only be obligated to pay Taxes with respect to the portion of the Property on which the Building and other improvements are located as of the date of this Lease (as shown on the Project Site Plan). If Landlord is unable to so subdivide the Property, after the Undeveloped Land has been developed, Tenant shall only be required to pay its pro rata share of the Taxes applicable to the Premises and the Project as reasonably and equitably determined by Landlord in good faith.

8.2. Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same prior to delinquency.

8.3. To the extent Landlord is required by a lender, Tenant shall timely pay all tax and insurance impound payments due on the Premises.

8.4. Tenant shall pay Taxes as provided in Section 15.2 below.

8.5. Tenant shall not be responsible for Taxes attributable to the time period prior to the Term Commencement Date. Tenant’s responsibility for Taxes shall continue to the latest of (a) the date of termination of this Lease, and (b) the date Tenant has fully vacated the Premises.

8.6. Taxes for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Taxes that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Taxes.

9. Property Management Fee. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, the Property Management Fee (as defined below). The “Property Management Fee” shall equal one and one-half percent (1.5%) of Base Rent due from Tenant (provided, however, that for the first two (2) years of the Term, the Property Management Fee shall be calculated as if Tenant were paying One Hundred Eighteen Thousand Six Hundred Forty-Eight and 25/100 Dollars ($118,648.25) per month for Base Rent, notwithstanding anything to the contrary set forth in Section 2.3 of this Lease). Tenant shall pay the Property Management Fee with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Insurance Costs, Taxes, Reimbursable Maintenance Costs or any other Rent with respect to any such period or portion thereof.

10. Security Deposit.

10.1. Tenant shall deposit with Landlord not more than five (5) Business Days after Landlord has provided the OncoGenex Notice to Tenant the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease until the unused and undisputed portion of the Security Deposit is returned to Tenant in accordance with the terms of this Lease, and either there are no disputes between Landlord and Tenant regarding any unreturned portion of the Security Deposit, or any such disputes have been fully and finally settled, adjudicated or otherwise resolved by Landlord and Tenant.

10.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

10.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

10.4. If Tenant is not in default under this Lease and Tenant has performed all of its continuing obligations under this Lease relating the condition of the Premises and the surrender of possession of the Premises, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease except Landlord may retain any portion of the Security Deposit which relates to disputed amounts which Landlord claims are due to Landlord pursuant to this Lease or which relates to obligations of Tenant which have not been performed by Tenant as of the expiration or earlier termination of this Lease.

10.5. Tenant will provide Landlord with updated Hazardous Materials Documents (defined below) as required under Section 20.2 below. In the event that, upon Landlord’s review of any updated Hazardous Materials Documents, Landlord reasonably determines that Tenant’s change in use of Hazardous Materials (as defined below) at the Premises set forth in such updated Hazardous Materials Documents materially increases the risk of damage to or contamination of the Premises or other parts of the Project, then Landlord may require that, upon Tenant’s receipt of written notice from Landlord, Tenant in its sole discretion shall deposit an additional sum equal to up to three (3) months of Base Rent with Landlord, which amount shall be added to and treated as a part of the Security Deposit.

10.6. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

10.7. The Security Deposit may be in the form of cash, or may be in the form of a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is six (6) months after the then-current Term Expiration Date, a letter of credit substantially in the form of Exhibit D issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). Tenant shall reimburse Landlord’s reasonable legal costs incurred in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) Business Days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease, however, Tenant may inform Landlord that Tenant believes the draw is wrongful (i.e., Landlord had no reasonable basis for making the draw). Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. In the event of a wrongful draw, (i) the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous, and (ii) Landlord will indemnify Tenant from any actual damages incurred by Tenant to the extent Landlord had no reasonable basis to believe it had the right to make a draw on the L/C Security. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) Business Days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11. Use.

11.1. Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Tenant shall, at its sole cost and expense, promptly and properly observe and comply with (including in the making by Tenant of any Alterations to the Premises) all present and future Applicable Laws relating to the Premises (except that Tenant shall not be required to make Alterations to the Premises to the extent that any such Alteration would constitute a capital repair or replacement with respect to certain elements of the Premises for which Landlord is solely responsible under the first sentence of Section 17.2 of this Lease) or to the use or occupancy of the Project or any portion thereof by Tenant or any other “Tenant Party” (as defined in Section 20.1 below).

11.2. Tenant shall not use or occupy the Premises or the Project in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Premises or any portion thereof, and shall, upon five (5) Business Days’ written notice from Landlord, discontinue any use of the Premises or the Project that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in

Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

11.3. Tenant shall not do or permit to be done anything that will invalidate any fire, environmental, extended coverage or any other insurance policy covering the Premises, the Project or any portion thereof, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises, the Project or any portion thereof. If any of the activities of Tenant or any other Tenant Party in or about the Premises or the Project which are permitted by this Lease and under Applicable Law result in an increase in the cost of any fire, environmental, extended coverage or any other insurance policy covering the Premises, the Project or any portion thereof, Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of the activities or Tenant or any other Tenant Party.

11.4. If Tenant installs separate locks or other security devices restricting access to the Premises, Landlord will be provided with a key or access codes, as applicable, for any lock or other security devices so Landlord will have access to such areas in the event of an emergency and to perform Landlord’s obligations under this Lease except in no event shall Tenant be obligated to provide Landlord with a key or access codes to the cGMP areas of the Premises.

11.5. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

11.6. No awnings or other projections shall be attached to any outside wall of the Building without Landlord’s prior written consent not to be unreasonably withheld. Neither the interior nor exterior of any windows shall be coated or otherwise permanently sunscreened without Landlord’s prior written consent.

11.7. Except as provided below in this Section 11.7, no sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any exterior part of the Premises without Landlord’s prior written consent, not to be unreasonably withheld. Tenant shall have the right to place signs displaying Tenant’s name and corporate logo on the Building, the Building directory, the existing monument sign for the Project, and the Premises so long as such signs conform with Applicable Laws and Landlord’s reasonable design criteria, and so long as Tenant is occupying at least sixty (60%) of the Rentable Area of the Building, then Tenant’s right to place signs displaying its name and corporate logo on the Building shall be exclusive. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of this Lease. At Landlord’s option, Landlord may install any such Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor. In the event of a Transfer approved by Landlord or an Exempt Transfer in accordance with Article 28 of this Lease, Tenant’s rights with respect to Signage shall inure to the benefit of the transferee, assignee or sublessee.

11.8. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

11.9. Tenant shall not (a) use or allow any other Tenant Party to use the Premises or the Project for unlawful purposes or (b) cause, maintain or permit any legal nuisance or waste in, on or about the Premises or the Project as a result of any acts or omission of any Tenant Party.

11.10. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) or other Applicable Laws, provided, however, that Landlord shall be responsible for any liabilities, costs and expenses to the extent arising out of the failure of the Premises to comply with the ADA or any other Applicable Law as of the Term Commencement Date (as the ADA and such other Applicable Laws are interpreted and applied as of the Term Commencement Date) (each, an “Pre-Existing Violation”). Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA or Applicable Laws, except to the extent arising from a Pre-Existing Violation. For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors. The provisions of this Section shall survive the expiration or earlier termination of this Lease with respect to Claims arising from events or conditions occurring or existing at the Premises prior to the expiration or earlier termination of the Term (other than a Pre-Existing Violation).

12. Rules and Regulations, CC&Rs and Parking Facilities;Future Development.

12.1. Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the rules and regulations adopted by Landlord and attached hereto as Exhibit E (the “Rules and Regulations”). With the prior approval of Tenant, which approval shall not be unreasonably withheld, delayed or conditioned, Landlord may amend the Rules and Regulations or promulgate new rules and regulations applicable to the Premises and the Project.

12.2. Tenant shall comply with any covenants, conditions or restrictions hereafter recorded on the Project or the Property, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “CC&Rs”); provided, however, Landlord shall not record or cause to be recorded any CC&Rs which would adversely affect Tenant’s (a) parking rights or signage rights under this Lease, (b) access to the Project or the Premises, (c) use of the utilities available to the Premises or the Project, (d) Tenant’s use of the Premises as permitted by this Lease, or (e) the utilities serving Tenant’s Premises, without the prior written approval of Tenant, which approval shall not be unreasonably withheld, delayed or conditioned.

12.3. Notwithstanding anything in this Lease to the contrary, Tenant may install a security system (including cameras) outside the Premises that records sounds or images outside the Premises, subject to the requirements of Applicable Law and Landlord’s approval of the method for the installation of any such security system, which approval will not be unreasonably withheld or delayed. If Tenant installs such a security system, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, maintaining and operation of Tenant’s security system. At the request of Landlord, Tenant shall remove its security systems at the expiration or earlier termination of this Lease and Tenant shall restore the Premises and the Project to their condition prior to the installation of Tenant’s security system, reasonable wear and tear excepted, provided, however, that Landlord shall make such request not less than thirty (30) days prior to the scheduled Term Expiration Date of this Lease unless this Lease terminates earlier due to Landlord’s exercise of its rights and remedies under this Lease. Tenant’s obligations under the immediately preceding sentence shall survive the expiration or termination of this Lease.

12.4. Tenant shall have an exclusive, irrevocable license to use the Parking Facilities for parking for the Tenant Parties during the Term at no additional cost. Nothing in this Section 12.4 is intended to preclude the Parking Facilities from being used for ingress or egress to or from other parts of the Property, including but not limited to any future development constructed by Landlord on the Undeveloped Land, or for the installation of utility facilities or tying into existing utility facilities; provided, however, the Parking Facilities shall not be used for the staging of construction on the Undeveloped Land. Landlord may use the Parking Facilities for the temporary parking of construction equipment so long as Landlord notifies Tenant in advance and cooperates with Tenant’s reasonable requests as to the location in the Parking Facilities where such equipment will be parked. Landlord shall use commercially reasonable efforts to cause construction vehicles and traffic related to the development of the Undeveloped Land to use other ingress and egress routes that do not utilize the Parking Facilities. If Landlord determines it is necessary to access the Undeveloped Land through the Parking Facilities, then Landlord will give Tenant reasonable prior notice and will take reasonable steps to minimize any interference with the use of such Parking Facilities by the Tenant Parties as permitted by this Lease.

12.5. If Landlord elects in the future to construct an additional building or buildings and other improvements on the Undeveloped Land, in addition to complying with the terms of Section 12.4 above, and any other applicable provisions in this Lease, Landlord agrees (a) any interruptions in utility or services to the Premises which are necessary in connection with the construction of such improvements shall be scheduled with Tenant at least five (5) days in advance and such interruptions shall occur at times reasonably acceptable to both Landlord and

Tenant, and (b) all construction activities on the Undeveloped Land will be conducted in a manner so as to cause as little interference to Tenant’s use and occupancy of the Premises and the Parking Facilities as reasonably possible.

13. Control by Landlord.

13.1. Landlord reserves full control over the Project (including the Common Areas) to the extent not inconsistent with Tenant’s rights and enjoyment of the same as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; sell all or a portion of the Project, add real property and any improvements thereon to the Project; grant easements and licenses to third parties; and maintain or establish ownership of the Project separate from fee title to the Property; provided, however, that such rights shall be exercised in a way that does not adversely affect Tenant’s rights under this Lease.

13.2. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

13.3. Landlord and its employees, contractors and agents may, at any and all reasonable times, upon not less than two (2) Business Days’ prior notice (provided that no time restrictions shall apply or advance notice be required to enter areas of the Premises other than the “Secured Areas” (defined below) in the event of a bona-fide health or safety emergency or an imminent risk of damage to the Premises or the Project or to persons or property necessitates immediate entry), enter the Premises to (w) perform any repairs or maintenance that Landlord is obligated to make under this Lease, (x) inspect the Premises and to determine whether Tenant is observing and performing its obligations under this Lease, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time during the Term. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in accordance with Tenant’s reasonable security procedures and in such a manner so as to cause as little interference to Tenant as is reasonably possible. If an emergency necessitates immediate access to the Premises (other than the Secured Areas), Landlord or any emergency response or service provider contacted by Landlord (e.g., the fire department or utility providers) (“Emergency Response Personnel”) may use whatever force is necessary to enter the Premises (other than the Secured Areas), and if an emergency necessitates immediate access to the Secured Areas, any Emergency Response Personnel (but not Landlord) may use whatever force is necessary to enter the Secured Areas, and any such entry to the Premises in accordance with the preceding clauses shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof or result in any liability to Landlord. In the event of an emergency, Landlord will use reasonable efforts to notify Tenant of the emergency situation as soon as reasonably practicable after Landlord becomes aware of such emergency.

13.4. Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas”. The Secured Areas will include the cGMP areas in the Premises. Landlord may not enter the Secured Areas except as permitted by Section

13.3 above, and neither Landlord nor its agents or employees may enter the Secured Areas unless accompanied by a representative of Tenant (provided that Tenant makes such a representative reasonably available to Landlord).

14. Quiet Enjoyment. Landlord covenants that so long as Tenant is not in default beyond any applicable notice and cure periods, Tenant may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

15. Utilities and Services.

15.1 Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies of the same and of any related records furnished promptly to Landlord after execution thereof, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (a) heating, ventilating and air conditioning (“HVAC”) equipment, (b) boilers and pressure vessels, (c) fire extinguishing systems, including fire alarm and smoke detection devices, (d) roof coverings and drains, (e) basic utility feeds to the perimeter of the Building, and (f) any other equipment reasonably required by Landlord. Notwithstanding the foregoing, if Tenant fails to procure or maintain any service contract that Tenant is required to procure and maintain by the immediately preceding sentence, then Landlord reserves the right, upon ten (10) Business Days’ prior notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the costs thereof. Tenant shall maintain temperature and humidity in the Premises in accordance with the requirements of the Federal Drug Administration and any Applicable Laws.

15.2 Within sixty (60) days after the Term Commencement Date, and within sixty (60) days after the beginning of each calendar year during the Term, Landlord shall give Tenant a written estimate for such calendar year of (a) the cost of any insurance provided by Landlord (“Insurance Costs”), (b) the estimated amount of the Taxes payable by Tenant pursuant to this Lease for the applicable calendar year, and (c) any scheduled Reimbursable Maintenance Costs. Tenant shall pay such estimated amount to Landlord in advance in equal monthly installments. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Insurance Costs, actual Taxes and Reimbursable Maintenance Costs incurred by Landlord during such calendar year (the “Annual Statement”), and Tenant shall pay to Landlord the costs incurred in excess of the payments previously made by Tenant within thirty (30) days of receipt of the Annual Statement. In the event that the payments previously made by Tenant for the Insurance Costs, Taxes or Reimbursable Maintenance Costs exceed Tenant’s obligation, such excess amount shall be credited by Landlord to the Rent or other charges next due and owing, provided that, if the Term has expired, Landlord shall remit such excess amount to Tenant.

15.3 Tenant shall make all arrangements for (at Tenant’s sole cost and expense) and pay for all water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises. Landlord shall not have any obligation to provide any such utilities to the Premises.

15.4 Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. If utilities or services to the Premises are interrupted, Tenant may take such actions as may be reasonably necessary, at Tenant’s sole cost, to obtain or provide temporary services or utilities to the Premises (e.g., portable generators in the case of an interruption of power to the Premises) until the services and utilities are restored, and Landlord will reasonably cooperate with Tenant’s efforts to do so at no out-of-pocket cost to Landlord, provided, however, that if the interruption in services or utilities is the direct result of the negligent acts or negligent omissions of Landlord or Landlord’s agent’s or employees, Landlord will reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in arranging for temporary utilities or services. In the event of any interruption of utilities or services to the Premises, Tenant shall not perform or cause to be performed any (a) excavation of the Property, (b) repair of underground utility facilities, pressurized natural gas facilities, or live power facilities outside the Building, or (c) repair of utility facilities that would affect the Building exterior or structure or adversely affect the Building systems, in each case without Landlord’s prior written consent. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything to the contrary in this Lease, if, for more than ten (10) consecutive Business Days following written notice to Landlord, and as a direct result of Landlord’s gross negligence or willful misconduct (and, further, except to the extent that such failure is caused in whole or in part by the action or inaction of a Tenant Party), the provision of HVAC or other utilities to all or a material portion of the Premises is interrupted (a “Material Services Failure”), then Tenant’s Base Rent (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC or other utilities, then Base Rent shall not be abated. During any Material Services Failure, Tenant will be solely responsible to arrange for the provision of any interrupted utility services on an interim basis via temporary measures until final corrective measures can be accomplished, and Tenant will permit Landlord the necessary access to the Premises to remedy such Material Service

Failure. In the event of any interruption of HVAC or other utilities that entitles Tenant to an abatement of Base Rent in accordance with this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities. Notwithstanding anything in this Lease to the contrary, but subject to Article 23 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities to the Premises.

15.5 Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

15.6 Tenant shall be responsible for installing and maintaining, at Tenant’s sole cost and expense, any additional or supplemental heating, ventilating, air conditioning or other equipment necessary because any device or equipment in the Premises will increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the equipment currently serving the Premises. The installation of any such equipment shall be subject to the terms of Section 16 below.

15.7 Tenant may install equipment to provide emergency power, including adding equipment to any existing back-up generator (“Generator”) in a location reasonably designated by Landlord, subject to Landlord’s prior written approval, which Landlord shall not unreasonably withhold, condition or delay. The installation of such equipment shall constitute Alterations. Tenant shall maintain, repair and (if necessary) replace the Generator at its sole cost and expense. Neither Landlord nor any of the other Landlord Parties shall be liable for, nor shall any eviction of Tenant result from, any failure to make any repairs or perform any maintenance of the Generator or the failure of the Generator to furnish electric power for any reason, including, to the extent permitted by Applicable Laws, as a result of the negligence of any of the Landlord Parties. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. In the event of such failure, such failure shall not constitute a default by Landlord under this Lease, and Tenant shall not be entitled to termination of this Lease or any abatement or reduction of rent under this Lease, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. Tenant expressly agrees to assume the risk that Tenant may suffer injury or damage as a result of any malfunction or failure of the Generator or failure to receive electric power from the Generator for any reason, including but not limited to the risk of damage to personal property or scientific research or loss of records kept by Tenant within the Premises, and agrees that the Landlord Parties will not be liable for, and Tenant will hold the Landlord Parties harmless from, any Claims that any of the Landlord Parties may incur as a result of any malfunction or failure of the Generator or failure to receive electric power from the Generator for any reason, regardless of whether such damages or injuries were foreseeable. Tenant further waives, releases and discharges any Claims for injury to Tenant’s business or loss of income or loss of research relating to any such damage or injury as described in this paragraph.

15.8 For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) within thirty (30) days after Landlord’s request, any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, however, Tenant shall not be obligated to provide such invoices or statements to Landlord if Tenant has authorized Landlord to obtain copies of such invoices or statements from the utility provider, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s utility usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other utility information reasonably requested by Landlord for the immediately preceding year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of One Thousand Dollars ($1,000) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16. Alterations.

16.1. Except as otherwise expressly permitted by this Article 16, Tenant shall make no alterations, additions or improvements other than the Tenant Improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, in no event shall Landlord have any obligation to consent to any Alteration that will result in the removal of any of the elevators in the Building unless the elevator is being replaced with an elevator of equal utility or the removal of any of the staircases in the Building. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval Landlord shall not unreasonably withhold. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Landlord hereby consents to Tenant’s removal of the vivarium currently located in the Premises so long as Tenant repairs any damage to the Premises resulting from the removal of the vivarium and otherwise complies with the requirements of this Article 16, and Landlord agrees Tenant shall not be obligated to rebuild the vivarium at the end of the Term (“Vivarium Alterations”). In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that do not require any permits or more than three (3)

total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) in any one instance or One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in any calendar year, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises. Tenant shall give Landlord at least ten (10) days’ written notice before commencing any Cosmetic Alterations. Prior to making any Alterations to the Premises (including Cosmetic Alterations) Tenant may request that Landlord advise Tenant if Landlord will require the removal of such Alterations upon the expiration or earlier termination of the Term; provided, however Landlord shall not require Tenant to remove Alterations consistent with the Permitted Use and similar in nature, purpose, quality and type to the initial Tenant Improvements to the Premises constructed pursuant to the Work Letter.

16.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

16.3. Tenant shall accomplish any work performed on the Premises in such a manner as to permit any life safety systems to remain fully operable at all times.

16.4. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

16.5. Before commencing any Alterations other than the Tenant Improvements or Cosmetic Alterations, Tenant shall give Landlord at least thirty (30) days’ prior written notice of the proposed commencement of such work. If the cost of any such Alterations will exceed the amount of the Security Deposit then being held by Landlord, if required by Landlord, Tenant shall secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

16.6. The Premises plus all Tenant Improvements, Vivarium Alterations and all other Alterations permanently attached to the Building shall at all times remain the property of Landlord, shall remain in the Premises and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Any other Alterations shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of the Lease.

16.7. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

16.8. Tenant shall pay to Landlord an amount equal to the lesser of (a) $25,000 or (b) two percent (2%) of the cost to Tenant of all Alterations (other than the Tenant Improvements), to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof. The foregoing fee shall not be applicable to Cosmetic Alterations made pursuant to Section 16.1 above. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

16.9. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations or Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

16.10. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.

17. Repairs and Maintenance.

17.1 Except as expressly set forth in Section 17.2 below, Tenant, at its sole cost and expense, shall maintain and keep the Premises and the systems, equipment and improvements therein in a first class condition and in a manner consistent with the Permitted Use, including, but not limited to (a) non-capital repairs and routine maintenance of the roof, and (b) maintain, repair and replace the electrical, plumbing and HVAC systems (including roof air handlers) serving the Premises. Tenant shall keep the Premises free and clear from all rubbish, debris, insects, rodents and other vermin and pests. Tenant shall, no later than January 31st of each calendar year during the Term, provide to Landlord a copy of the budget for maintenance, repairs and replacements at the Premises for the preceding calendar year, as well as a detailed summary of the amounts actually expended by Tenant during such period for maintenance, repairs and replacements at the Premises. In addition, Tenant shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded contractor approved in advance by Landlord which approval shall not be unreasonably withheld; provided, however, that such contractor need not be bonded or approved by Landlord if Cosmetic Alterations or the cost of the non-structural repairs to be performed do not exceed Fifty Thousand Dollars ($50,000) in value. Landlord may impose reasonable restrictions and requirements with respect to such repairs. Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Premises. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all Claims (as defined below) arising out of the failure of Tenant or Tenant’s Agents to perform the covenants contained in this paragraph. “Tenant’s Agents” shall be defined to include Tenant’s officers, employees, agents, contractors, invitees, customers and subcontractors

17.2 During the Term, Landlord, at Landlord’s cost and expense, shall be responsible for the following: capital repairs and replacements (if necessary, as reasonably determined by Landlord) of (i) the Building roof covering, structural system and membrane, (ii) the exterior structural walls of the Building, and (iii) the Building foundations (excluding any architectural slabs, but including any structural slabs). In addition, during the Term, at Tenant’s cost and expense, Landlord shall maintain, repair and replace (as necessary, as determined by Landlord in its reasonable discretion) all of the Common Areas including (a) the parking lot at the Project, including restriping as reasonably necessary, snow and ice removal and sweeping, (b) maintenance of drives and parking areas, (c) the cost of roving security patrols unless Tenant elects to provide its own roving security, (d) the siding, gutters and other exterior features of the Premises, (e) the exterior walls and exterior windows of the Premises, and (f) the landscaping and any other features or systems located outside the Building within the Project (collectively, “Reimbursable Maintenance”). Tenant shall pay, as Additional Rent, all costs incurred by Landlord in connection with the performance of any Reimbursable Maintenance (collectively, “Reimbursable Maintenance Costs”) as set forth in Section 15.2 above, provided, however, that any capital expenditure incurred by Landlord in performing the Reimbursable Maintenance shall be amortized over the useful life of the capital item, as reasonably determined by Landlord in accordance with generally accepted accounting principles. Reimbursable Maintenance Costs shall include (i) sales, use and excise taxes on goods and services purchased by Landlord in connection with the performance of Landlord’s maintenance and repair obligations under this Lease, (ii) the cost of equipment, telephone, postage, stationery supplies and other expenses reasonably related to the performance of Landlord’s maintenance and repair obligations under this Lease, and (iii) accounting, legal and other professional fees and expenses reasonably necessary for and related to the performance of Landlord’s maintenance and repair obligations under this Lease.

17.3 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein consistent with the terms of this Section 17.

17.4 Landlord shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Premises other than those items described in the first sentence of Section 17.2. If Tenant shall fail, after reasonable notice, to maintain or to commence and thereafter to proceed with diligence to make any repair required of it pursuant to the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may so maintain or make such repair and may charge Tenant for the costs thereof, should Tenant fail to perform such work itself within thirty (30) days after written notice from Landlord. Any expense reasonably incurred by Landlord in connection with the making of such repairs may be billed by Landlord to Tenant monthly or, at Landlord’s option, immediately, and shall be due and payable within thirty (30) days after such billing or, at Landlord’s option, may be deducted from the Security Deposit.

17.5 Subject to the terms of Section 13.3 above, Landlord and Landlord’s agents shall have the right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is required or permitted to make pursuant to this Lease and for such other purposes as are permitted pursuant to Section 13.3. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in substantially the same condition as existed upon Substantial Completion of the Tenant Improvements and any Alterations which Landlord agrees in writing do not need to be removed upon the expiration or earlier termination of the Term, ordinary wear and tear excepted; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than as expressly set forth in Section 17.2 above.

17.6 If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, subject to the terms of Section 13.3 and 13.4 above, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease. Except in an emergency, Landlord will provide Tenant with not less than five (5) days prior notice of any excavation work to be performed immediately adjacent to or under the Building pursuant to this Section 17.6 and will coordinate such excavation work with Tenant. Such excavation work will be performed in a manner so as to cause as little interference with Tenant’s use of the Premises and Tenant’s other rights under this Lease as possible.

17.7 This Article relates to repairs and maintenance arising in the ordinary course of operation of the Premises. In the event of a casualty described in Article 23, Article 23 shall apply in lieu of this Article. In the event of eminent domain, Article 24 shall apply in lieu of this Article.

18 Liens.

18.1 Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Project and the Property free from any liens arising out of work or services performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Project or the Property or any portion thereof, for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within thirty (30) days after the filing thereof, at Tenant’s sole cost and expense.

18.2 Should Tenant fail to discharge or bond against any lien of the nature described in Section 18.1, and such failure is not cured within three (3) Business Days after written notice from Landlord to Tenant, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and

Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

18.3 In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within thirty (30) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Project or the Property.

19. Estoppel Certificate. Within fifteen (15) Business Days of receipt of written notice from Landlord or Tenant, the other party shall execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s or Landlord’s, as applicable, knowledge, any uncured defaults on the part of Landlord or Tenant hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by an assignee. Tenant’s failure to deliver such statement within such prescribed time shall be binding upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

20. Hazardous Materials.

20.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Project or any portion thereof, in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises, the Project, the Property, any portion thereof, or any adjacent property, (c)

contamination of the Premises, the Project, the Property, any portion thereof, or any adjacent property otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by Landlord’s gross negligence or willful misconduct) or (d) contamination of the Premises, the Project, the Property, any portion thereof, or any adjacent property occurs as a result of Hazardous Materials that are placed on or under or are released into the Premises, the Project, the Property, any portion thereof, or any adjacent property by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Premises, the Project, the Property or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Project, the Property or any portion thereof, (y) damages arising from any adverse impact on marketing of space in the Premises, the Project, the Property or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Premises, the Project, the Property or any portion thereof for which Tenant is responsible under this Article 20. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises, the Project, the Property, any portion thereof, or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Premises, the Project, the Property, any portion thereof, or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises, the Project, the Property, any portion thereof, or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises, the Project, the Property, any portion thereof, or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Notwithstanding any other provision of this Lease, Landlord shall be responsible for and shall indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims to the extent resulting from the presence or required remediation of Hazardous Materials existing at the Premises, the Project, the Property or any portion thereof in violation of Applicable Laws as of the Term Commencement Date (as such laws are interpreted and applied as of the Term Commencement Date), unless placed at the Premises, the Project, the Property or any portion thereof by Tenant or a Tenant Party.

20.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fifteen (15) Business Days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations (other than Cosmetic Alterations) or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

20.3. Notwithstanding the provisions of Sections 20.1 or 20.2, if Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s negligence, willful misconduct, violation of Applicable Law or any other wrongful action or omission or use of the property in question then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

20.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Premises in violation of this Lease.

20.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises or the Property, or are hereafter placed on the Premises or the Property by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

20.6. Tenant shall promptly report to Landlord and remedy any actual or suspected presence of mold or water intrusion at the Premises.

20.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of this Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials for which Tenant is responsible under this Lease, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 26.

20.8. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.

21. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will the Premises be damaged by any exhaust from Tenant’s operations, including in any vivarium. Landlord and Tenant therefore agree as follows:

21.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

21.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Premises, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

21.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from the Premises. Any work Tenant performs under this Section shall constitute Alterations.

21.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

21.5. If Tenant fails to install satisfactory odor control equipment within thirty (30) days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors, fumes or exhaust. For example, if Landlord reasonably determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

22. Insurance; Waiver of Subrogation.

22.1. Landlord shall maintain property insurance for the Premises and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns), or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the coverages landlords of similar properties in the Seattle area would customarily carry and deductible amounts shall be commercially reasonable, as determined by Landlord in its reasonable discretion, or such greater coverages as Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. The property insurance to be maintained by Landlord shall include coverage for the Tenant Improvements being constructed pursuant to the Work Letter and any Alterations made after the completion of the Tenant Improvements in accordance with Article 16 of this Lease so long as such Tenant Improvements and Alterations are permanently affixed to the Premises. Tenant agrees to pay any additional premiums which Landlord incurs in order for Landlord to include coverage for the Tenant Improvements and Alterations in Landlord’s property insurance. If at any time Landlord elects to maintain property insurance for less than the full replacement cost of the Premises, Landlord will give Tenant not less than ten (10) days prior notice of such election by Landlord.

22.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Premises and the Project.

22.3. Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:

(a) Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $2,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

(b) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

(c) Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 22.1) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Tenant Improvements, Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood (if the Project is located in a federally designated flood zone), earthquake, terrorism and such other additional risks Landlord may from time to time designate that are generally required by landlords of similar properties in accordance with prudent business practices, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under this Lease. The minimum period of indemnity for business interruption coverage shall be six (6) months.

(d) Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: each accident, Five Hundred Thousand Dollars ($500,000); disease ($500,000); disease (each employee), Five Hundred Thousand Dollars ($500,000).

(e) Medical malpractice insurance at limits of not less than $1,000,000 each claim during such periods, if any, that Tenant engages in the practice of medicine at the Premises.

(f) Landlord reserves the right, based on any Hazardous Material Documents provided to Landlord pursuant to this Lease, to require Tenant to obtain sudden and accidental Pollution Legal Liability insurance if Tenant stores, handles, generates or treats hazardous materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

(g) During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including the Tenant Improvements and any Alterations, insurance required in Exhibit B-1 must be in place.

22.4. The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements. No such policy shall be cancelled or reduced in coverage except after twenty (20) days’ prior written notice to Landlord from Tenant or its insurers (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required policies shall contain severability of interest clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, at least twenty-five (25) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional

Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

22.5. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Premises, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Premises is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Premises, the Project, the Property or any portion thereof.

22.6. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

22.7. Landlord, Tenant and their respective insurers hereby waive any and all rights of recovery or subrogation against the other party with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible property insurance, including any deductibles or self-insurance maintained thereunder. If necessary, Landlord and Tenant agree to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless and indemnify the other party for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease.

22.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with any commercially reasonable requirements of Landlord’s Lender.

22.9. Any costs incurred by Landlord pursuant to this Article shall be included as Insurance Costs payable by Tenant pursuant to this Lease.

23. Damage or Destruction.

23.1. In the event of a complete or partial destruction of the Premises or a destruction of the Common Area that would materially interfere with Tenant’s access to the Premises or beneficial use or enjoyment of the Premises, and provided that (a) the damage thereto is such that the Premises may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty, (b) Landlord shall have complied with its insurance obligations under this Lease and received insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Insurance Cost), and (c) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises (including all Tenant Improvements and Alterations permanently affixed to the Premises) and the Common Areas, and this Lease shall continue in full force and effect.

23.2. In the event of any damage or destruction (regardless of whether such damage is governed by Section 23.1 or this Section), if (a) in Landlord’s reasonable determination as set forth in the Damage Repair Estimate (as defined below), the Premises cannot be repaired, reconstructed or restored within twelve (12) months after the date of the Damage Repair Estimate, or (b) the damage and destruction occurs within the last eighteen months of the then-current Term (with respect to complete destruction of the Premises) or twelve (12) months of the then-current Term (with respect to partial destruction of the Premises or any destruction of the Common Areas), then both Landlord and Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to the other party its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 23.2(a), no later than thirty (30) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 23.2(b), no later than thirty (30) days after such damage or destruction. If either party sends a Termination Notice then this Lease shall be deemed terminated (i) with respect to complete destruction of the Premises, as of the date such Termination Notice is delivered or deemed delivered, or (ii) with respect to any other casualty, upon the date that Tenant has removed all personal property from the Premises and otherwise surrendered the Premises in accordance with this Lease.

Tenant shall also have the right to terminate this Lease, if the Premises are not actually repaired, reconstructed and restored within three (3) months after the estimated substantial completion date in the Damage Repair Estimate (as such period may be extended pursuant to Section 23.6 below), by providing notice no later than thirty (30) days after the date such period expires. If Tenant provides Landlord with a Termination Notice pursuant to the previous sentence, Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) Business Days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

23.3. As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings.

23.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

23.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period from the date of the casualty until (i) the repair, reconstruction or restoration is completed or (ii) the Lease is terminated as provided for herein, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of premises business interruption or loss of rental income insurance actually received by Tenant with respect to Tenant’s inability to use the Premises.

23.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis.

23.7. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises or the Common Areas if the damage resulting from any casualty covered under this Article occurs during the last eighteen (18) months of the Term or any extension thereof (with respect to complete destruction of the Premises) or twelve (12) months of the Term (with respect to any other casualty), or to the extent that Landlord has complied with its insurance obligations under this Lease but insurance proceeds are not available therefor.

23.8. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property existing at the time of such damage or destruction.

23.9. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes permitting the parties to terminate this Lease as a result of any damage or destruction).

24. Eminent Domain.

24.1. In the event (a) the whole of the Premises or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.2. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property, furnishings and equipment that was installed at Tenant’s expense and (b) the costs of Tenant moving/relocating to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

24.3. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises and the Common Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

24.4. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes permitting the parties to terminate this Lease as a result of any damage or destruction).

25. Surrender.

25.1. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

25.2. Upon Tenant’s surrender of possession of the Premises (provided that such surrender is not due to and does not arise from or constitute any Default of Tenant under this Lease), Tenant shall have no obligation to restore the Premises except for (a) Tenant’s obligations as set forth in Section 25.1 above, (b) removal of Tenant’s Signage from the Premises, (c) repair of any damage to the Premises other than normal wear and tear (provided that any damage caused by casualty or eminent shall be governed by Articles 23 and 24 of this Lease), (d) repair of any damage to the Premises occasioned by the removal of Signage or Alterations that Tenant is obligated to remove in accordance with Article 16 of this Lease or the removal of Tenant’s property from the Premises, and (e) Tenant’s obligations with respect to Hazardous Materials under Article 20 of this Lease. Tenant shall remove all personal property, equipment, machinery, furniture and signage not constituting fixtures prior to Lease expiration or termination of this Lease. Any of the foregoing surrendered by Tenant upon Lease expiration shall become the property of Landlord at Landlord’s option. If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses related to the removal, storage and sale of such personal property. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. If Tenant fails to do so, Landlord may complete the repairs at Tenant’s expense and Tenant shall reimburse Landlord for the costs incurred by Landlord in making the repairs within ten (10) Business Days after Landlord provides Tenant with written notice of the costs so incurred by Landlord. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or any portion thereof, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

25.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Premises or any portion thereof, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises and shall, at the option of the successor to Landlord’s interest in the Premises or any portion thereof operate as an assignment of this Lease.

26. Holding Over.

26.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 6, as adjusted in accordance with Article 7, and (b) any amounts for which Tenant would otherwise be liable under this Lease if this Lease were still in effect, including payments for Taxes, Insurance Costs, Reimbursable Maintenance Costs and Tenant’s electricity and other utility costs. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

26.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

26.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

26.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

26.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

27. Indemnification and Exculpation.

27.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, real or alleged, arising from injury to or death of any person or damage to any property occurring within or about the Premises, the Project, the Property or any portion thereof arising out of or resulting from the presence at or use or occupancy of the Premises or Project by a Tenant Party, (b) an act or omission on the part of any Tenant Party, (c) a breach or default by Tenant in the performance of any of its obligations hereunder or (d) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or the serving of alcoholic beverages by a Tenant Party at the Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent directly caused by Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

27.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein (including Section 26.2), (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 20 or Section 25.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits (provided that this Subsection 27.2(z) shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

27.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party (provided that the term “third party” shall not include any third party to the extent that such third party was acting as Landlord’s agent).

27.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

27.6. The indemnity from Tenant in this Article is intended to specifically cover actions brought by Tenant’s own employees, with respect to acts or omissions during the term of this Lease. In that regard, with respect to Landlord, Tenant waives any immunity it may have under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent of their negligence. If losses, liabilities, damages, liens, costs and expenses covered by Tenant’s indemnity are caused by the sole negligence Landlord or by the concurrent negligence of both Landlord and Tenant, or their respective employees, agents, contractors, invitees and licensees, then Tenant shall indemnify Landlord only to the extent of any Tenant Parties’ negligence. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

28. Assignment or Subletting.

28.1. Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, not to be unreasonably withheld: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof to (i) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”), or (ii) to the surviving entity in the event of a merger, consolidation or restructuring of Tenant or to an entity that acquires all or substantially all of Tenant’s assets used in connection with the business operated by Tenant at the Building; provided that Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that

(A) in connection with an assignment of this Lease to a Tenant’s Affiliate pursuant to clause (i) of this sentence, if such Tenant’s Affiliate has a net worth of less than One Billion Dollars ($1,000,000,000), then the initial Tenant (i.e., Juno Therapeutics, Inc.) will execute a commercially reasonable guaranty of the affiliate’s obligations under this Lease and (B) with respect to a Transfer pursuant to clause (ii) of this sentence, the person that will be the tenant under this Lease after the Exempt Transfer has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) of not less than One Billion Dollars ($1,000,000,000). For purposes of the immediately preceding sentence, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer (other than an Exempt Transfer) to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property in South Snohomish County or King County owned by Landlord or an affiliate of Landlord.

28.2. With respect to a Transfer to a Tenant’s Affiliate, no such Transfer shall release Tenant from liability under this Lease, and after the Transfer Tenant will remain primarily, irrevocably and unconditionally liable for the payment and performance obligations of Tenant’s Affiliate under this Lease to the same extent as if the Transfer had not occurred. Tenant agrees Tenant is receiving a substantial benefit in exchange for agreeing to remain liable under this Lease, and Landlord would not have agreed to allow the Exempt Transfer to Tenant’s Affiliate without Tenant remaining liable under this Lease. After the Transfer to Tenant’s Affiliate, Tenant’s obligations will be independent of the Tenant’s Affiliate’s obligations under this Lease, and will be valid and enforceable and will not be affected by any bankruptcy of the Tenant’s Affiliate. Tenant’s obligations following a Transfer to Tenant’s Affiliate will not be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (i) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (ii) the release by Landlord of any security or any withdrawal thereof or decrease therein, (iii) any further Transfer by Tenant’s Affiliate (with or without Landlord’s or Tenant’s consent), (iv) any holdover by the Tenant’s Affiliate beyond the term of this Lease, (v) any release or discharge of the Tenant’s Affiliate in any bankruptcy, receivership or other similar proceedings, (vi) the impairment, limitation or modification of the liability of the Tenant’s Affiliate or the estate of the Tenant’s Affiliate in bankruptcy or of any remedy for the enforcement of the Tenant’s Affiliate’s liability under this Lease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of this Lease in any such proceedings, (vii) any merger, consolidation, reorganization or similar transaction involving the Tenant’s Affiliate, even if the Tenant’s Affiliate ceases to exist as a result of such transaction, (viii) the change in the corporate relationship between Tenant and the Tenant’s Affiliate or any termination of such relationship, and (ix) any change in the direct or indirect ownership of all or any part of the shares or other ownership interests in the Tenant’s Affiliate. With the exception of the defense of prior payment, performance or compliance by the Tenant’s Affiliate of its obligations under this Lease, Tenant waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

28.3. In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 39.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

28.4. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

28.5. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall remain fully liable under this Lease during the unexpired Term. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b) If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

(c) In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be materially diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(e) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(f) Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(g) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(h) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(i) Tenant shall not then be in default hereunder in any respect;

(j) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(k) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(l) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(m) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer;

(n) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(o) Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 20.2.

28.6. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, terminate this Lease.

28.7. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

28.8. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

29. Subordination and Attornment.

29.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Premises, the Property or any portion thereof, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided with respect to any future mortgage, deed of trust, or lease in which Landlord is tenant, such subordination shall be subject to Tenant’s receipt of a commercially reasonable nondisturbance agreement. Landlord warrants to Tenant that as of the Execution Date, there is not any financing encumbering the Project, the Premises, or any portion thereof.

29.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord; provided that such instrument includes a commercially reasonable nondisturbance agreement. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. Tenant will execute any document required from Tenant under this Section within fifteen (15) Business Days after written request therefor. For the avoidance of doubt, “Mortgagees” shall also include historic tax credit investors and new market tax credit investors.

29.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30. Defaults and Remedies.

30.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of six percent (6%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) Business Days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

30.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

30.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 30.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the efficient operation of the Premises, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 30.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

30.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Tenant abandons or vacates the Premises or surrenders the Premises prior to the stated expiration of the Term without Landlord’s prior written consent, with the intent to cease all operations at the Premises;

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 18, where such failure shall continue for a period of three (3) Business Days after written notice thereof from Landlord to Tenant;

(c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 30.4(a) and 30.4(b)) to be performed by Tenant, where such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than ten (10) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than ninety (90) days after Tenant’s receipt of written notice from Landlord;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Tenant fails to timely deliver an estoppel certificate in accordance with Article 19 above and such failure continues for five (5) Business Days after written notice of such failure is given to Tenant;

(i) Tenant fails to timely deliver a subordination agreement in accordance with Article 29 above and such failure continues for five (5) Business Days after written notice of such failure is given to Tenant; or

(j) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof.

30.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i) The sum of:

A. The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B. The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of this Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

C. The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

D. Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

E. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

The amount of the Rent Landlord may recover from Tenant pursuant to this Section 30.5(c) shall include the present value of the Taxes Tenant would have paid through the end of the Term if this Lease had not terminated as a result of Tenant’s default.

As used in Sections 30.5(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 30.5(c)(i)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

30.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises so long as Landlord is in compliance with any obligation Landlord has under Applicable Law to mitigate its damages. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

30.7. If Landlord does not elect to terminate this Lease as provided in Section 30.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

30.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

30.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease, except to the extent any such other remedy or relief is expressly prohibited pursuant to this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except to the extent Landlord is required to do so under Applicable Law.

30.10. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

30.11. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

30.12. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or any portion thereof and to any landlord of any lease of land upon or within which the Premises are located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord has furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

31. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

31.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

31.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

31.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

31.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

32. Brokers.

32.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Flinn Ferguson (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

32.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

32.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 32.1 and 32.2.

32.4. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

33. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in this Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises, the Project, the Property, any portion thereof, or this Lease without Tenant’s consent.

34. Limitation of Liability.

34.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, the Project, the Property or any portion thereof, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Premises, the Project, the Property or any portion thereof.

34.2. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

34.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

35. Joint and Several Obligations. DELETED.

36. Representations. Tenant warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. Landlord warrants and represents that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so, and (e) neither (i) the execution, delivery or performance of this Lease, nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provisions of documents or instruments under which Landlord is constituted or to which Landlord is a party. Tenant warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

37. Confidentiality. Except as required by Applicable Laws, including without limitation laws regarding SEC filings, Tenant shall keep the terms and conditions of this Lease confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s business or ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.

38. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) Business Day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 38(a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection 38(b); or (z) upon transmission, if given in accordance with Subsection 38(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

39. Miscellaneous.

39.1. Landlord reserves the right to change the name of the Building or the Project in its sole discretion, subject to Tenant’s rights under Section 11.7 above with respect to placing signs displaying its name and corporate logo on the Building, which rights shall be exclusive so long as Tenant occupies not less than sixty percent (60%) of the rentable area of the Premises. If Landlord develops the Undeveloped Land with another building, Landlord will not include the name of any tenant, or said tenant’s parent company, of such building in the name of the Project without the prior consent of Tenant.

39.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm; provided, however, so long as the stock in Tenant is publicly traded on a recognized United States stock exchange, Tenant shall only be required to provide Landlord with a certified copy of Tenant’s most current year-end unconsolidated financial statements within thirty (30) days after a written request from Landlord. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease shall be true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. The requirements of this Section are subject to Applicable Laws governing public disclosures of Tenant’s financial information.

39.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

39.4. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

39.5. Neither party shall record this Lease. At Tenant’s request made at any time after the Term Commencement Date, Landlord shall record a memorandum of this Lease in the form of Exhibit I attached; provided Tenant executes and delivers to Landlord at the time such memorandum is executed a termination of such memorandum in the form of Exhibit J attached which Landlord may record upon the expiration of the Term or the earlier termination of this Lease. Tenant shall be responsible for the cost of recording the memorandum of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall provide Landlord with such additional documents as Landlord may reasonably request confirming this Lease is terminated so Landlord can remove the memorandum of this Lease from record title to the Property.

39.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

39.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

39.8. Time is of the essence with respect to the performance of every provision of this Lease.

39.9. Each provision of this Lease performable by Landlord or Tenant shall be deemed both a covenant and a condition.

39.10. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

39.11. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

39.12. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

39.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

39.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

39.15. The term “Business Day” as used in this Lease (including the Exhibits to this Lease) means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

39.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

39.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

39.18. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

39.19. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE OTHER PARTY HERETO RELATED TO MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE; THE RELATIONSHIP BETWEEN LANDLORD AND TENANT; TENANT’S USE OR OCCUPANCY OF THE PREMISES; OR ANY CLAIM OF INJURY OR DAMAGE RELATED TO THIS LEASE OR THE PREMISES.

40. Options to Extend Term. Tenant shall have two (2) options (each, an “Option”) to extend this Lease and the Term by sixty (60) months each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

40.1. Base Rent at the commencement of each Option term shall equal the greater of (a) one hundred two and one-half percent (102.5%) of the then-current Base Rent and (b) the then-current fair market value for comparable manufacturing, laboratory and office space in South Snohomish County market of comparable age, quality, level of finish and proximity to amenities and public transit, but not including the value of Tenant Improvements made and paid for by Tenant (“FMV”), and in each case shall be further increased on each annual anniversary of the Option term commencement date by two and one-half percent (2.5%). Tenant may, no more than twelve (12) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the next Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise an Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (v) the size of the Premises, (w) the length of the Option term, (x) rent in comparable buildings in the relevant market, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (y) Tenant’s creditworthiness and (z) the quality and location of the Premises. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising an Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Seattle laboratory/research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Settle market and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the Base Rent payable for the first year of the applicable Option term. If, as of the commencement date of an Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section. The Base Rent for each applicable Option term shall be adjusted annually pursuant to Section 7.1 of this Lease, starting with the second year of the applicable Option term.

40.2. The Option is not assignable separate and apart from this Lease.

40.3. An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section.

40.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 30 of this Lease (provided, however, that, for purposes of this Section 40.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) In the event that Tenant has defaulted in the performance of its obligations under this Lease two (2) or more times and a service or late charge has become payable under Section 30.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, whether or not Tenant has cured such defaults.

40.5. The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 40.4.

40.6. All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease two (2) or more times and a service or late charge under Section 30.1 has become payable for any such default, whether or not Tenant has cured such defaults.

41. Right of First Offer to Purchase.

41.1. So long as Tenant continues to lease the entire Premises, and Tenant has not assigned this Lease or sublet the Premises (other than pursuant to an Exempt Transfer), Landlord shall not sell the Building in fee simple unless Landlord shall first offer the Building property, as described in Section 41.2 below, to Tenant as follows: (i) Landlord shall give to Tenant an irrevocable written notice (“Landlord’s Purchase ROFO Notice”) specifying the Basic Sale Terms (as hereinafter defined) upon which Landlord desires to sell the Building; and (ii) Tenant shall then have the one-time right to purchase the Building (the “Purchase ROFO”) by notifying Landlord in writing of the exercise of such Purchase ROFO not later than twenty (20) days after Tenant’s receipt of such notice from Landlord and delivering one-half of the deposit required pursuant to the Additional Sale Terms (as hereinafter defined), time being of the essence.

41.2. If Tenant timely exercises the Purchase ROFO, then Tenant shall have the one-time right and obligation to purchase the Building and the Property upon the Basic Sale Terms and the Additional Sale Terms to the extent such Additional Sale Terms are not inconsistent with the Basic Sale Terms; provided, however, if the Property has been subdivided as contemplated by this Lease, then the Purchase ROFO shall only apply to the legal parcel on which the Building is located.

41.3. Notwithstanding anything to the contrary herein, Tenant’s rights under this Article 41 shall not apply to:

(i) any sale/leaseback transaction made in connection with a bona fide financing;

(ii) any sale or transfer of less than eighty percent (80%) of all of the direct and indirect interests in Landlord (but, whether or not in excess of eighty percent (80%), in no event shall Tenant’s rights apply to a sale or transfer among then-existing direct or indirect interest holders in Landlord, sales or transfers of beneficial interests in direct or indirect interest holders in Landlord that are part of a portfolio transaction that includes properties other than the Building, and mergers, acquisitions, sales or transfers of or in entities with a direct or indirect interest in Landlord that own direct or indirect interests in properties other than the Building, in each case unless such transfers are made with the intention of allowing a transfer of the Building in avoidance of Tenant’s rights under this Article 41);

(iii) any sale or transfer of the Building to a partnership, corporation, limited liability company, trust or other entity that is under control by, common control with, or controls Landlord or any direct or indirect owner of Landlord, but any such transferee shall hold title subject to Tenant’s rights under this Article 41;

(iv) any transfer in the nature of a financing transaction with a financial institution that is made for a bona fide business purpose (i.e., other than in order to allow a transfer of the Building in avoidance of Tenant’s rights under this Article 41), including without limitation the granting of, or foreclosure or deed-in-lieu of foreclosure, under a mortgage; and

(v) any portfolio transaction that includes at least one other real estate asset consisting of a building with at least 40,000 square feet in gross floor area or land capable of accommodating a new building of at least 40,000 rentable square feet in area. In connection with any portfolio transaction that includes only the Building and a related asset, which is subject to the Tenant’s rights under this Article 41, Tenant must exercise its election to purchase, if at all, with respect to the entire portfolio transaction offered in Landlord’s Purchase ROFO Notice.

41.4. If Tenant either rejects the Landlord’s Purchase ROFO Notice or does not timely exercise the Purchase ROFO, then Landlord shall be free to sell the Building to a third-party person or entity upon terms and conditions no less favorable to Landlord in any material respect than the Basic Sale Terms without further obligation to Tenant, except that the purchase price may be as much as five percent (5%) less than that reflected in the Basic Sale Terms. If after Tenant either rejects the Landlord’s Purchase ROFO Notice or does not timely exercise the Purchase ROFO and Landlord desires to offer the Building for sale upon terms that are materially less favorable to Landlord than the Basic Sale Terms and/or at a purchase price that is more than five percent (5%) less than the purchase price stated in the Basic Sale Terms, then Landlord must resubmit a Landlord’s Purchase ROFO Notice in accordance with the procedures set forth above. However, if the new notice to Tenant is given not more than one hundred eighty (180) days after the previous notice to Tenant, then Tenant’s time to exercise its Right of First Offer pursuant to such new notice shall be reduced to ten (10) days.

41.5. Upon (x) any sale of the Building, (y) any portfolio transaction sale that includes the Building and is not subject to the rights of Tenant under this Article 41 pursuant to Section 41.3(v), above, or (z) any foreclosure of a mortgage on the Building or conveyance by deed-in-lieu of foreclosure, in each case to a third-party person or entity in accordance with the terms of this Article 41, Tenant’s Purchase ROFO shall forever terminate.

41.6. As used herein: “Basic Sale Terms” shall mean the purchase price and terms of any seller financing offered by Landlord; and “Additional Sale Terms” shall mean those terms set forth on Exhibit H. This Lease shall terminate upon transfer of title to Tenant pursuant to this Article 41.

41.7. Notwithstanding any provision of this Article to the contrary, Tenant’s rights under this Article shall be void (i) at Landlord’s election, if a Default is then continuing at the time Tenant makes any election with under this Article or at the time the closing under the purchase contemplated by this Article 41 is scheduled to occur, and (ii) twelve (12) months prior to the then-scheduled expiration of the Term of this Lease unless Tenant has properly exercised its right to extend the term of this Lease pursuant to an Option (if any such right remains). If Tenant asserts any rights in the Building by means of lis pendens or similar notice, or any method claiming any rights or interest in any space in the applicable building (as opposed to a claim strictly for monetary damages, for which the indemnity set forth in this sentence will not apply), and fails to prevail in such proceeding, then Tenant shall indemnify, defend and hold harmless Landlord for any loss, cost, damage or injury that Landlord suffers on account of the delay caused by such proceeding, including without limitation any lost sale transaction or tenant leases for space in the Building or change in market conditions directly affecting a sale or lease for tenant space in the Building. Furthermore, the provisions of this Article 41 are personal to the originally named Tenant hereunder and may not be assigned except to Tenant’s Affiliate in connection with an Exempt Transfer of this Lease to such Tenant’s Affiliate.

41.8. Any Landlord’s Purchase ROFO Notice and information in connection therewith, and any information regarding a sale of the Building, provided to Tenant by Landlord pursuant to this Article 41 shall be held confidential by Tenant and not disclosed to any third party except as required by law or in connection with any dispute between Landlord and Tenant regarding this Article 41 and for disclosures to Tenant’s attorneys and third-party consultants to the extent such attorneys and consultants are reasonably required for Tenant to evaluate such information and, in each case, provided that such attorneys and consultants are made subject to the provisions of this paragraph. Any such information shall be returned by Tenant to Landlord in the event that Tenant’s rights under this Article 41 terminate in accordance with the terms hereof.

Any disputes regarding the provisions of this Article 41 shall be resolved by arbitration as follows: the parties shall promptly meet and confer to attempt in good faith to resolve such dispute, and if such dispute is not resolved within thirty (30) days after Landlord delivers written notice of such dispute to Tenant, the parties shall direct the Seattle office of JAMS to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the JAMS insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. The arbitrator’s decision shall be final and binding on the parties.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-217TH PLACE LLC,

a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

JUNO THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/ Hans Bishop
Name:	H. Bishop
Title:	CEO

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
CIVIL CODE § 1189
A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.
State of California)
County of San Diego)
On February 3, 2015 before me, Christine E. Burger, Notary,
Date
Here Insert Name and Title of the Officer
personally appeared Kevin M. Simonsen
Name(s) of Signer(s)
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature
Signature of Notary Public
Place Notary Seal Above
OPTIONAL
Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.
Description of Attached Document
Title or Type of Document:
Document Date:
Number of Pages:
Signer(s) Other Than Named Above:
Capacity(ies) Claimed by Signer(s)
Signer’s Name:
Signer’s Name:
☐ Corporate Officer – Title(s):
☐ Partner –
☐ Limited
☐ General
☐ Individual
☐ Attorney in Fact
☐Trustee
☐ Guardian or Conservator
☐ Other:
Signer Is Representing:
☐ Corporate Officer – Title(s):
☐ Partner –
☐ Limited
☐ General
☐ Individual
☐ Attorney in Fact
☐ Trustee
☐Guardian or Conservator
☐ Other:
Signer Is Representing:
©2014 National Notary Association • www.NationailNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

STATE OF WASHINGTON	)
) ss.
COUNTY OF King	)

On this 3 day of February, 2015, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Hans Bishop, known to me to be the President & CEO of JUNO THERAPEUTICS, INC., a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

/s/ Patricia Betty Grossbard
Signature

/seal/	Patricia Betty Grossbard
Print Name

NOTARY PUBLIC in and for the State of
Washington, residing at [address] .
My commission expires 05/12/2016 .

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

THAT PORTION OF THE FOLLOWING DESCRIBED PARCEL “X” LYING EASTERLY OF A LINE DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 30, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., IN SNOHOMISH COUNTY, WASHINGTON,

THENCE NORTH 00°35’50” WEST 180.01 FEET ALONG THE WEST LINE THEREOF TO THE NORTHWEST CORNER OF TRACT DESCRIBED IN DEED TO BARBARA MCCURDY RECORDED IN VOLUME 550 OF DEEDS, PAGE 1, RECORDS OF SAID SNOHOMISH COUNTY;

THENCE SOUTH 27°12’35” EAST 77.91 FEET ALONG THE WESTERLY LINE OF SAID MCCURDY TRACT TO THE TRUE POINT OF BEGINNING OF THE LINE DESCRIBED HEREIN;

THENCE SOUTH 88°49’31” WEST 244.82 FEET ALONG THE WESTERLY PROLONGATION OF THE SOUTH LINE OF SAID MCCURDY TRACT;

THENCE AT RIGHT ANGLES TO SAID PROLONGATION SOUTH 01°10’29” EAST 292.22 FEET;

THENCE SOUTH 73°26’46” WEST 4.76 FEET;

THENCE SOUTH 49°43’26” WEST 14.89 FEET;

THENCE SOUTH 43°51’11” WEST 13.46 FEET;

THENCE SOUTH 29°00’08” WEST 11.98 FEET;

THENCE SOUTH 27°49’25” WEST 14.13 FEET;

THENCE SOUTH 33°03’37” WEST 9.82 FEET;

THENCE SOUTH 43°10’30” WEST 8.10 FEET;

THENCE SOUTH 44°58’09” WEST 17.01 FEET;

THENCE SOUTH 40°45’05” WEST 20.21 FEET;

THENCE SOUTH 70°27’47” WEST 19.21 FEET;

THENCE SOUTH 57°25’32” EAST 26.11 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 185.00 FEET;

THENCE SOUTHEASTERLY AND SOUTHERLY 166.13 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 51°27’08”;

THENCE SOUTH 05°58’24” EAST 31.02 FEET;

THENCE SOUTH 04°31’39” EAST 30.55 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 108.00 FEET;

THENCE SOUTHERLY AND SOUTHEASTERLY 81.31 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 43°08’09”;

THENCE SOUTH 47°39’48” EAST 30.09 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 111.00 FEET;

THENCE SOUTHEASTERLY AND EASTERLY 61.94 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 31°58’16”;

THENCE NON-TANGENT TO THE PRECEDING CURVE NORTH 80°36’26” EAST 21.35 FEET;

THENCE NORTH 85°32’25” EAST 132.33 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 329.22 FEET;

THENCE EASTERLY 124.13 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 21°36’12” TO THE BEGINNING OF A REVERSE CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 20.00 FEET;

THENCE EASTERLY AND NORTHEASTERLY 14.42 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 41°19’01” TO THE NORTHWESTERLY MARGIN OF S.R. 527, AS DESCRIBED IN DEED TO THE STATE OF WASHINGTON RECORDED UNDER SNOHOMISH COUNTY RECORDING NO. 9009130330 AND THE TERMINUS OF SAID LINE DESCRIBED HEREIN, AND FROM SAID TERMINUS THE MOST SOUTHERLY CORNER OF THE RIGHT OF-WAY PARCEL DESCRIBED IN LAST SAID DEED BEARS SOUTH 68°52’11” EAST, 16.75 FEET DISTANT.

PARCEL X DESCRIPTION:

THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 30, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., AND THAT PORTION OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 30 INCLUDING THAT PORTION VACATED BY SNOHOMISH COUNTY ORDINANCE NUMBER 86-059 WHICH IS RECORDED UNDER AUDITOR’S FILE NO. 8611120059, ALL LYING WESTERLY OF SR 527 (AKA THE OLD BOTHELL-EVERETT ROAD) AS IT EXISTED PRIOR TO 1982 AND SOUTHERLY OF A LINE DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE

NORTHEAST QUARTER OF SAID SECTION 30, THENCE NORTH 01°15’51” EAST ALONG THE WEST LINE OF SAID SUBDIVISION A DISTANCE OF 180.01 FEET AND THE POINT OF BEGINNING OF SAID LINE DESCRIPTION; RUNNING THENCE SOUTH 25°20’54” EAST 77.55 FEET;

THENCE SOUTH 89°14’57” EAST TO THE WESTERLY LINE OF SR 527 (OLD BOTHELL EVERETT HIGHWAY) AND THE TERMINUS OF SAID LINE DESCRIPTION;

EXCEPT THAT PORTION OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 30, LYING EAST OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT WHERE THE SOUTH LINE OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 30 INTERSECTS WITH THE WESTERLY MARGIN LINE OF SECONDARY STATE HIGHWAY (AKA OLD BOTHELL-EVERETT HIGHWAY);

THENCE WEST 170 FEET;

THENCE SOUTH 90 FEET;

THENCE WEST 75 FEET AND THE BEGINNING OF SAID LINE DESCRIPTION;

THENCE NORTH 160 FEET TO THE TERMINATION OF SAID LINE;

ALSO EXCEPTING THEREFROM THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR HIGHWAY PURPOSES BY DEEDS RECORDED UNDER AUDITOR’S FILE NOS. 8312020251, 8410310097, 8508130146, 8706010288, 9009130330 AND 200308200333.

(ALSO KNOWN AS PARCEL B OF CITY OF BOTHELL LOT LINE ADJUSTMENT NO. SPL008-94 RECORDED UNDER RECORDING NO. 9411170018)

EXHIBIT A-1

PROJECT SITE PLAN

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 2nd day of February, 2015, by and between BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”), and JUNO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease of even date herewith (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 217th Place, Bothell, Washington 98021. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) John Moshy as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) Business Day’s prior written notice to Tenant.

(b) Tenant designates it’s Director of Engineering and Capital Projects (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) Business Day’s prior written notice to Landlord.

1.2. Tenant’s Architects, Contractors and Consultants. Tenant’s design team and general contractor for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. The contractors and design professionals pre-approved in the Lease, are also pre-approved for purposes of this Work Letter. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time.

2. Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

2.1. Work Plans. Tenant shall prepare and submit to Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed, schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) Business Days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such ten (10) Business Day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2. Construction Plans. Tenant shall prepare an “issue for permit” set of plans and specifications for the Tenant Improvements (the “IFP Construction Plans”) that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested changes. As soon as such IFP Construction Plans are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant in writing of any objections to the IFP Construction Plans within ten (10) Business Days after delivery to Landlord; provided, however, that Landlord shall not object to the IFP Construction Plans to the extent that such IFP Construction Plans are consistent with and are logical evolutions of the Approved Schematic Plans. Landlord’s failure to respond within such ten (10) Business Day period shall be deemed approval by Landlord. If the IFP Construction Plans are disapproved by Landlord in accordance with this Section 2.2, then Landlord shall notify Tenant in writing of its objections to such IFP Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the IFP Construction Plans. Promptly after the IFP Construction Plans are approved by Landlord and Tenant, two (2) copies of such IFP Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such IFP Construction Plans to all appropriate Governmental Authorities for approval. If changes to the IFP Construction Plans after submittal to the appropriate Governmental Authorities are proposed or required that would materially affect the Building structure or materially adversely affect the Building structure or exterior, then Tenant shall notify Landlord of such changes in writing, and Landlord shall have the right to approve such changes which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s failure to respond within ten (10) Business Days after receipt of such notice from Tenant shall be deemed approval by Landlord. The final “issue for construction” set of plans and specifications for the Tenant Improvements approved by the appropriate Governmental Authorities (and, if there were any changes to the IFP Construction Plans that required Landlord’s approval under this Section 2.2, approved by Landlord) is referred to herein as the “Approved Plans.”

2.3. Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes to the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative. Landlord will not disapprove of any Changes requested by Tenant unless Landlord believes the proposed Changes will materially affect the structure of the Building or materially adversely affect Building systems or the exterior of the Building.

(b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, notwithstanding the foregoing, if a Landlord proposed Change Request is not designed to remedy or address non-compliance with Applicable Laws or to address potential structural or life safety issues, then Tenant may withhold consent in its sole discretion. The non-requesting party shall have five (5) Business Days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) Business Day period shall be deemed approval by the non-requesting party.

2.4. Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following (together, the “QCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis. At the conclusion of the Tenant Improvements, Tenant shall deliver a copy of all testing records and the Contractor’s quality control log to Landlord.

2.5. Landlord’s Costs. Tenant agrees to reimburse Landlord for up to $20,000 in out of pocket third party costs incurred by Landlord in connection with Landlord’s review of the Schematic Plans, IFP Construction Plans and Changes to the Approved Plans. Amounts payable by Tenant pursuant to this Section 2.5 shall be due and payable thirty (30) days after Landlord provides Tenant with a written request for reimbursement and supporting invoices or other reasonable documentation substantiating the costs incurred by Landlord.

3. Completion of Tenant Improvements. Tenant, at its sole cost and expense, shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. Within thirty (30) days after the substantial completion of the Tenant Improvements Tenant shall furnish to Landlord (i) the general contractor’s final unconditional waiver and release of lien and final unconditional waivers and releases of liens from each subcontractor and material supplier with respect to the Tenant Improvements, provided, however, with respect to subcontractors and material suppliers providing less than $50,000 in the aggregate of labor, materials or services, Tenant shall not be required to provide lien releases so long as the total amount of the unpaid labor, services and materials for all subcontractors for which no lien releases have been obtained, is less than $50,000 in the aggregate; (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor; (iii) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy for the Premises for the Permitted Use); (iv) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building “as built” plans (provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements; (v) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report); and (vi) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like. All such lien waivers and releases must be in a form customarily used in the State of Washington and sufficient to cause all liens to be released pursuant to Applicable Law.

4. Insurance.

4.1. Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance coverage provided by the general contractor covering the general contractor’s and any subcontractor’s machinery, tools and equipment. Coverage shall be carried on a primary basis by such general contractor. Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2. Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5. Liability. Except to the extent caused by Landlord’s negligence or intentional misconduct or covered by property insurance actually carried by Landlord (or that would have been covered by Landlord’s property insurance had Landlord carried the property insurance required under the Lease), as between Landlord and Tenant, Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

5.1. Lien Waivers. On a monthly basis, Tenant shall submit to Landlord (a) unconditional lien releases from the general contractor with respect to previous payments made by Tenant for the Tenant Improvements and (b) conditional lien releases from the general contractor with respect to the Tenant Improvements performed but not yet paid for. All such lien waivers and releases must be in a form customarily used in the State of Washington and sufficient to cause all liens to be released pursuant to Applicable Law.

6. Miscellaneous.

6.1. Incorporation of Lease Provisions. Sections 16.2, 16.3, 16.6, and 16.7 and Sections 39.6 through 39.19 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

6.2. General. Except as otherwise set forth in the Lease, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-217TH PLACE LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

JUNO THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Hans Bishop
Name:	H. Bishop
Title:	CEO

EXHIBIT B-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.

4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant contractors’ Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a. Commercial General Liability: Bodily Injury and Property Damage	Commercially reasonable amounts, but in any event no less than $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.

b. Commercial Automobile Liability: Bodily Injury and Property Damage	$1,000,000 per accident

c. Employer’s Liability: Each Accident Disease – Policy Limit Disease – Each Employee	$500,000 $500,000 $500,000

d. Umbrella Liability: Bodily Injury and Property Damage	Commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than $5,000,000 per occurrence / aggregate.

Unless different limits are reasonably approved by Landlord, all subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, except for subcontractors the amount of the Umbrella Liability Coverage shall be no less than $2,000,000. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of ten (10) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be A- VII. Landlord and its mortgagees shall be named as an additional insureds under Tenant contractors’ Commercial General Liability, Commercial Automobile Liability and Umbrella Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation with respect to any claims covered or that should have been covered by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

If any contractor’s work involves the handling or removal of asbestos (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Term Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [                    ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of February [                    ], 2015, by JUNO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), in favor of BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Premises for construction of improvements or the installation of personal or other property on [                    ], 20[    ], and occupied the Premises for the Permitted Use on [                    ], 20[    ].

2. The Premises are in good order, condition and repair.

3. The Tenant Improvements are Substantially Complete.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [                    ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [                    ], 20[    ].

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [                ]].

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [                    ], 20[    ], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area		Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date – Expiration of Year 1 of Term	67,799	*	$21.00 annually	$118,648.25	$1,423,779.00

*	Notwithstanding the foregoing chart, during the first two (2) years of the Term (as defined below), so long as Tenant occupies no more than 55,000 square feet of Rentable Area in the Premises and does not use the remaining portion of the Premises (the “Space Pocket”) for any purpose whatsoever, including storage (in each case as reasonably determined by Landlord), then solely for the purposes of calculating Monthly Base Rent and Annual Base Rent, the Rentable Area of the Premises shall be deemed to be 50,000 square feet, provided, however, that during the first two (2) years of the Term, if and when Tenant occupies or uses any portion of the Space Pocket for any purpose whatsoever, including storage (in each case as reasonably determined by Landlord), then solely for the purposes of calculating Monthly Base Rent and Annual Base Rent, the Rentable Area of the Premises shall be deemed to be the sum of 50,000 square feet, plus the portion of the Space Pocket so occupied or used by Tenant (in 1,000 square foot increments). The immediately preceding sentence shall cease to apply upon the third anniversary of the Term Commencement Date and from and after such date, for the purposes of calculating Monthly Base Rent and Annual Base Rent, the Rentable Area of the Premises shall be deemed to be 67,799 square feet, as the same may be adjusted pursuant to Article 7 of the Lease.

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

JUNO THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT D

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

Date:                     , 20

BMR-217th Place LLC (the “Beneficiary”)

17190 Bernardo Center Drive

San Diego, CA 92128

Attention: Real Estate Legal

L/C. No.:
Loan No.:

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $                , expiring at     :00 p.m. on                  or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in Chicago, Illinois are authorized or required to close; and inter-bank payments can be effected on Fedwire system.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                  (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”):

(a) the original L/C and

(b) a sight draft in the form of Attachment 1 hereto, with blanks filled in and bracketed items provided as appropriate.

No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                  on or before the Expiry Date by personal presentation, courier or messenger service, or fax.

DRAWINGS PRESENTED BY TELECOPY (“FAX”) TO FAX NUMBER 312-233-            , OR ALTERNATELY TO FAX NUMBER 312-233-             ARE ACCEPTABLE, UNDER TELEPHONE PRE-ADVICE TO 312-954-            , OR ALTERNATELY TO 1-800-634-1969, OPTION 1; PROVIDED THAT SUCH FAX PRESENTATION IS RECEIVED ON OR BEFORE THE EXPIRY DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, IT BEING UNDERSTOOD

THAT ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED.

We agree, irrevocably, and irrespective of any claim by any other person, except with respect to any Regulatory, Administrative or Judiciary agency, including but not limited to a court of competent jurisdiction, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay Drawing Documentation under and in compliance with this L/C only from our own funds by wire transfer, .

If Beneficiary presents complying Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C before the close of third Banking Day following receipt. If we determine that Drawing Documentation do not comply with L/C, then we shall so advise Beneficiary in writing, specifying all grounds for our determination.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty, responsibility or obligation to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.

The Expiry Date shall automatically be extended for one year periods from the present or any future expiry date (but never beyond                  (the “Final Expiry Date”)) unless, on or before the date 90 days before any Expiry Date, we have sent Beneficiary notice that the Expiry Date shall not be so extended (a “Non-extension Notice”).

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND SIGNED, WITH THE SIGNATURE THEREON AUTHENTICATED BY YOUR BANK. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT, AND PAYMENT OF SUCH TRANSFER FEES BY APPLICANT SHALL NOT BE A CONDITION OF THE TRANSFER.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as, including but not limited to, FedEx (with proof of delivery) at the above address.

Except the amount of this L/C is increased or the expiry date is extended, no amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”), International Chamber of Commerce Publication No. 590; and (b) to the extent not consistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT D

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                 , the sum of                      United States Dollars ($                    ). Drawn under [Issuer] Letter of Credit No.                      dated                     .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                     .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

EXHIBIT E

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws.

2. Tenant shall not use any method of HVAC other than that shown in the Approved Plans, approved in writing by Landlord or present at the Project and serving the Premises as of the Execution Date. The use of portable equipment such as portable cooling equipment in accordance with Applicable Law and in a safe manner shall not be prohibited by this rule.

3. Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease or with Landlord’s prior consent. If Landlord receives notice that any such equipment installed by Tenant interferes with radio, television or other digital or electronic communications at the Project or elsewhere, Tenant will reasonably cooperate with Landlord to resolve such interferences.

4. Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials.

5. The Premises shall not be used for lodging or for any unlawful purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on the Approved Plans; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws. With prior notice to Landlord, Tenant may use the Common Areas adjacent to the Building for barbeques so long as Tenant provides such information reasonably requested by Landlord and complies with any reasonably safety or insurance requirements and other rules or procedures specified by Landlord.

6. Tenant shall not, without Landlord’s prior written consent, use the name of the Premises, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

7. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

8. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

9. Except as otherwise permitted by the terms of the Lease, Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.

10. Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

11. Tenant shall not permit any animals in the Premises, other than for guide animals or for use in laboratory experiments.

12. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

13. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

14. Smoking is prohibited inside the Building, but is permitted in designated outdoor areas of the Premises.15. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

16. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

EXHIBIT F

INTENTIONALLY DELETED

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-217th Place LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Vice President, Real Estate Legal

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	Premises located at 217th Place, Bothell, Washington 98021 (the “Premises”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of February [    ], 2015. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [            ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [                    ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [            ] square feet, on [                    ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [            ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [                    ], 20[    ]. There is no prepaid rent[, except $[        ]][, and the amount of security deposit is $[        ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[        ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[        ] per month on account of real estate taxes, insurance, management fees and maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [            ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7. The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [            ]].

8. Tenant has the following expansion rights or options for the Property: Two (2) options to extend the term of the Lease for sixty (60) months each as set forth in Article 40 of the Lease and a right of first offer to purchase the Premises as set forth in Article 41 of the Lease.

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring/financing] the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-217th Place LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [        ] day of [                ], 20[    ].

JUNO THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:

Title:

EXHIBIT H

ADDITIONAL SALE TERMS

1.	Within thirty (30) days after the timely exercise of the Purchase RFO by Tenant, Landlord and Tenant will execute a purchase and sale agreement (the “P & S Agreement”) that Landlord and Tenant shall negotiate diligently and in good faith consistent herewith, and that, inter alia, shall provide that: (a) Landlord will convey title to the Building property as described in Section 41.2, to Tenant in its then “as is” condition, with quitclaim covenants, without any warranties or representations by Landlord except as are expressly set forth below, (b) upon acceptance and recording of the deed to the Building property by Tenant or its permitted nominee, Landlord shall be released from any liability or obligation as seller and landlord with respect to the Building or Lease, except for the obligations expressly set forth below and obligations of Landlord as landlord under leases to Tenant or any of its affiliates arising prior to the date of conveyance, (c) the Building will be subject to all leases and tenancies then in effect, all of which, except to the extent the same may be extinguished by merger, shall be assigned by Landlord to Tenant at closing, and Landlord and Tenant shall indemnify each other from claims arising with respect to such leases and tenancies before and after the conveyance respectively, (d) the parties shall make customary prorations and adjustments, (e) the closing shall occur on a date requested by Tenant, no later than 30 days after the expiration of the due diligence period provided below, (f) it shall be subject to such other commercially customary terms for the sale of a property of this type as the parties may negotiate in good faith, so long as such terms are not inconsistent with the provisions of Article 41 of the Lease and this exhibit, (g) time shall be of the essence, and (h) Landlord will convey title to Tenant subject only to the leases and tenancies described above, matters disclosed in a title insurance commitment provided to Tenant on or before the execution of the P & S Agreement, and such other matters as may be permitted pursuant to the terms of the P & S Agreement (but in any event shall have no obligation to expend more than $50,000 in the cure of any unpermitted exceptions, other than customary voluntary monetary encumbrances).

2.

In negotiating such P & S Agreement, Landlord shall not be required to give or make any warranties and representations of any name, nature or kind, including, without limitation, status of title, legal compliance of the Building, the presence or absence of hazardous materials, the physical condition of the Building or the like. Notwithstanding the foregoing, Landlord will agree to give customary and reasonable seller warranties and representations as to the following with respect to the Building: (i) current leasing status (other than with respect to the Lease); (ii) the status of current operating agreements directly entered into or assumed by Landlord that will survive the closing of the sale to Tenant, if any; (iii) that Landlord is in “good standing” in its state of organization or filing and is duly authorized to execute, acknowledge and deliver the P & S Agreement and documents to be delivered pursuant thereto, and (iv) that the P & S Agreement does not violate any provisions of any agreement or judicial order to which Landlord is a party or to which Landlord or the Building is subject. The foregoing items (i) through (iv) shall be limited, in each case, as follows: (x) such warranties and representations shall be applicable only to periods of Landlord’s ownership of the Property; and (y) all such warranties and representations shall expire, in any event, except as to such breaches of which Landlord has received written notice from Tenant, six (6) months after the sale of the Building to Tenant under the P & S Agreement.

3.	Upon execution of the P & S Agreement, Tenant shall deliver to a mutually satisfactory title company, as escrow agent, a five percent (5%) deposit (the “Deposit”). During the first thirty (30) days after the execution of the P & S Agreement, Tenant shall have a so-called due diligence period (the “Due Diligence Period”) during which time Tenant shall have the right to inspect (without injuring or damaging the Property or Building or conducting any physically invasive environmental tests or materially interfering with the operation of the Property or Building), and investigate all legal, physical, environmental, financial and other aspects of the Building. If during the Due Diligence Period Tenant determines, for any reason whatsoever, that it does not wish to proceed with the purchase under the P & S Agreement, Tenant shall so notify Landlord within the Diligence Period (the “Termination Notice”), whereupon all deposits paid by Tenant under the P & S Agreement shall be returned to Tenant and Tenant’s option to purchase the Building shall lapse and be void, Article 41 of the Lease shall be deemed deleted, and Landlord and Tenant shall have no further recourse to each other with respect to the terms and conditions of Article 41 and the Purchase RFO.

4.	If Tenant fails or neglects to timely give the Termination Notice, Tenant shall be deemed to have waived the due diligence condition.

5.	If the Tenant executes the P & S Agreement, fails to give the Termination Notice and then defaults in its obligations to close the purchase of the Building in accordance with the P & S Agreement, Landlord shall retain the Deposit as its sole and exclusive remedy and damages, and all of Tenant’s rights and options to purchase the Building under Article 41 shall terminate.

6.	Escrow closing fees shall be shared equally by the parties. All other closing costs, including any applicable transfer taxes, will be allocated between the parties as is then customary for the closing of commercial real estate transactions in King County, Washington, or as otherwise agreed in writing by the parties.

EXHIBIT I

FORM OF MEMORANDUM OF LEASE

WHEN RECORDED RETURN TO:

Document Title:         Memorandum of Lease

Grantor:         BMR-217th Place LLC, a Delaware limited liability company

Grantee:         Juno Therapeutics, Inc., a Delaware corporation

Legal Description:

Abbreviated Legal Description:

Full Legal Description: See Exhibit A attached

Assessor’s Tax Parcel Nos.:

Reference Nos. of Documents Released or Assigned:         Not applicable

MEMORANDUM OF LEASE

Pursuant to a Lease dated as of February     , 2015 (the “Lease”), between BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”), and JUNO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), Landlord has agreed to lease to Tenant certain premises (the “Premises”) to be located in a building located on the real property legally described on Exhibit A attached. Capitalized terms used in this Memorandum and not defined shall have the meanings given to them in the Lease. The Lease is for a term of ten (10) years. The Term Commencement Date is                     , 2015. Pursuant and subject to the terms of the Lease, Tenant has options to extend the term of the Lease for two (2) successive sixty (60) month periods.

The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby.

[signatures appear on following page]

This Memorandum of Lease is made as of February     , 2015.

LANDLORD:

BMR-217TH PLACE LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

JUNO THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

STATE OF CALIFORNIA }
ss.
COUNTY OF

On                     , 2015, before me,                             , a Notary Public in and for said County and State, personally appeared                             ,                             ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

FOR NOTARY SEAL OR STAMP

STATE OF WASHINGTON	)
) ss.
COUNTY OF	)

On this      day of                     , 2015, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared                             , known to me to be the                      JUNO THERAPEUTICS, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

Signature

Print Name
NOTARY PUBLIC in and for the State of Washington, residing at ..
My commission expires ..

EXHIBIT A TO

MEMORANDUM OF LEASE

Legal Description

EXHIBIT J

FORM OF NOTICE OF LEASE TERMINATION

WHEN RECORDED RETURN TO:

BIOMED REALTY, L.P.

17190 Bernardo Center Drive

San Diego, CA 92128

Attention: Real Estate Legal

Document Title:        Notice of Lease Termination

Grantor:        BMR-217th Place LLC, a Delaware limited liability company

Grantee:        Juno Therapeutics, Inc., a Delaware corporation

Legal Description:

                        Abbreviated Legal Description:

                        Full Legal Description: See Exhibit A attached

Assessor’s Tax Parcel Nos.:

Reference Nos. of Documents Released or Assigned:        Memorandum of Lease, Recording No.

NOTICE OF LEASE TERMINATION

Pursuant to a Lease dated as of February     , 2015 (the “Lease”), between BMR-217TH PLACE LLC, a Delaware limited liability company (“Landlord”), and JUNO THERAPEUTICS, INC., a Delaware corporation (“Tenant”), Landlord leased to Tenant certain premises (the “Premises”) in the building located on the real property legally described on Exhibit A attached. A Memorandum of the Lease was recorded on                     in the real property records of King County, Washington under Recording No.

The purpose of this Notice is to provide record notice that the term of the Lease has expired or the Lease has been terminated.

This Notice shall be effective on the date this Notice is recorded in the real property records of King County, Washington.

[signatures appear on following page]

LANDLORD:

BMR-217TH PLACE LLC,

a Delaware limited liability company

By:
Name:
Title:

TENANT:

JUNO THERAPEUTICS, INC.,

a Delaware corporation

By:
Name:
Title:

STATE OF CALIFORNIA    }

ss.

COUNTY OF

On                          , 2015, before me,                             , a Notary Public in and for said County and State, personally appeared                             ,                             ,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

FOR NOTARY SEAL OR STAMP

STATE OF WASHINGTON	)
) ss.
COUNTY OF	)

On this      day of                     , 2015, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared                             , known to me to be the                     JUNO THERAPEUTICS, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

Signature

Print Name
NOTARY PUBLIC in and for the State of
Washington, residing at .
My commission expires .

EXHIBIT A TO

MEMORANDUM OF LEASE TERMINATION

Legal Description